Exhibit 99.1

Definitive Healthcare Reports Financial Results for Third Quarter Fiscal Year 2023

Third quarter revenue grew 14% year-over-year to $65.3 million

Framingham, MA (November 2, 2023) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights:

Amounts referencing Q3 2022 and trailing twelve-month periods (excluding revenue) are as restated

•
Revenue was $65.3 million, an increase of 14% from $57.4 million in Q3 2022.

•
Net loss was ($248.7) million, or 381% of revenue, compared to ($6.9) million, or 12% of revenue in Q3 2022.

•
Adjusted Net Income was $14.6 million, compared to $8.8 million in Q3 2022.

•
Adjusted EBITDA was $21.7 million, or 33% of revenue, compared to $16.4 million, or 29% of revenue in Q3 2022.

•
Cash flow from operations was $9.5 million in the quarter or 15% of revenue. For the trailing twelve-month period, cash flow from operations was $32.3 million, or 13% of revenue.

•
Unlevered free cash flow was $17.7 million in the quarter, or 27% of revenue. For the trailing twelve-month period, unlevered free cash flow was $54.1 million, or 22% of revenue.

“Revenue and adjusted EBITDA for the quarter were both above the high-end of our guidance ranges for the quarter,” said Robert Musslewhite, CEO of Definitive Healthcare. “We were pleased with our increased adjusted EBITDA profitability in the quarter. We have been focused on becoming more efficient across all parts of the organization and it is nice to see that work yielding some measurable results. As we continue to pursue the large and growing healthcare commercial intelligence market, we’ll continue to take a balanced approach between growth and profitability and invest in strategic areas that should lay the foundation for faster growth when market conditions improve.”

Recent Business and Operating Highlights:

Customer Wins

In the third quarter, Definitive Healthcare grew its enterprise client base by 10% year-over-year, ending the quarter with 555 enterprise customers, defined as those customers with more than one hundred thousand dollars in annual recurring revenue. Significant customer wins included:

•
A win-back at a leading diagnostic genomics vendor offering a full spectrum of clinically relevant genetic testing. This customer ended its prior Definitive Healthcare contract in December 2022, and then reached out in the second quarter of 2023, ultimately signing a multi-year enterprise agreement in August for access to both the Atlas Reference and Affiliation Dataset and the Atlas All-Payors Claims Dataset. This customer plans to integrate Definitive Healthcare data into its CRM system to improve targeted marketing outreach to clinicians.
•
A patient engagement vendor purchased access to the updated Atlas Technology Install Dataset. Within hours of receiving access to the Dataset, the client ran a report to identify 225 new targets that had its top competitor’s software installed, along with the contact information of the purchasing decision-maker.
•
A large academic medical center in California expanded its contract with Populi, which Definitive Healthcare acquired in July 2023. This customer was using Populi’s network intelligence and market intelligence products, and added population intelligence and campaign activation services. With this expanded product suite, the customer will be able to hyper-segment and target consumers based off clinical propensities and a wealth of other behavioral, demographic, and social determinants of health elements. The customer plans to run omnichannel digital marketing campaigns to recruit more patients in a highly competitive urban market.
•
A commercial-stage biopharmaceutical company focused on transformative medicines purchased a subscription to the Passport Analytics Suite. This firm plans to submit its New Drug Application to the US FDA before the end of 2023, with regulatory filings in additional markets to follow in 2024. This company will use the Passport Planning and Performance modules to assist in the implementation of an evidence plan and to assess the current standard of care, diagnostic path, health economics, treatment path, and outcomes for patients with amyloid cardiomyopathy.
•
The American division of the world’s largest dairy and cheese manufacturer purchased access to the Atlas Reference and Affiliation Dataset to help it expand its presence in both hospitals and long-term care facilities. This customer wants to target Group Purchasing Organizations for integrated delivery networks and plans to use the Atlas Dataset to understand the networks and relationships between different facilities. It plans to integrate Definitive Healthcare’s proprietary data into their Salesforce.com instance to better identify strategic accounts, develop customized pricing proposals, and reach out to the right individuals with purchasing authority for food services.

Innovation

As previously announced, earlier this year, an independent third-party research firm ranked Definitive Healthcare as #1 for each of the top 10 uses cases for healthcare reference and affiliation data among diversified customers. The company continues to invest to maintain this leadership position and has made a number of enhancements to the Atlas Dataset this year, including:

•
21% increase in the number of healthcare professionals in our database
•
43% increase in the number of practice locations
•
120% increase in the number of pharmacy claims
•
21% increase in the number of pharmacy patients
•
More than 3.5 billion new commercial claims

The company also launched a new Atlas Behavioral Health Dataset that leverages AI and advanced data science to provide customers with a comprehensive view of behavioral healthcare care settings across the provider landscape. Customers can leverage the Atlas Behavioral Health Dataset to better identify, segment, and research the unique facilities and treatment locations that are part of a patient’s behavioral care journey.

In August 2023, the company also made significant improvements to the Atlas Technology Install Dataset. Definitive Healthcare updated data on more than 1.5 million technology installations for hospitals, health systems, ambulatory surgery centers, and physician groups, by collecting data from multiple new sources and applying its proprietary cleansing and linking algorithms to generate new intelligence. Clients can benefit from accurate intelligence on hospital, physician, and ambulatory surgery center usage of technology across 15 primary categories such as clinical systems, electronic health records, health information management, human resources, and more.

Business Outlook

Based on information as of November 2, 2023, the Company is issuing the following financial guidance. This guidance includes the dilutive effect of the acquisition of Populi and assumes no change in external conditions.

Fourth Quarter 2023:

•
Revenue is expected to be in the range of $65.5 – $66.5 million, an 8-10% increase year over year.
•
Adjusted Operating Income is expected to be in the range of $17.5 – $18.5 million.
•
Adjusted EBITDA is expected to be in the range of $19 – $20 million.
•
Adjusted Net Income is expected to be $11.5 – $12.5 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.06 – $0.08 per share on approximately 155.6 million weighted-average shares outstanding.

Conference Call Information

Definitive Healthcare will host a conference call on November 2, 2023, at 5:00 p.m. (Eastern Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through December 2, 2023 at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on the Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, customer behavior and use of our solutions, the market, industry and macroeconomic environment, our business, growth strategies, product development efforts and future expenses, customer growth and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: our inability to realize expected business or financial benefits from acquisitions and the risk that our acquisitions or investments could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our business, financial condition and results of operations; our inability to achieve the anticipated cost savings, operating efficiencies or other benefits of our internal restructuring activities, the war between Russia and Ukraine, the evolving conflict in Israel and surrounding areas, global geopolitical tension and worsening macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including recessions, inflation, rising interest rates, volatility in the capital markets and related market uncertainty; the impact of worsening macroeconomic conditions on our new and existing customers; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain GAAP or non-GAAP profitability in the future compared to historical levels as we increase investments in our business; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; the risk of cyber-attacks and security vulnerabilities; litigation, investigations or other legal, governmental or regulatory actions; the possibility that our security measures are breached or unauthorized access to data is otherwise obtained; the risk that additional material weaknesses or significant deficiencies that will occur in the future; and the risks of being required to collecting sales or other related taxes for subscriptions to our platform in jurisdictions where we have not historically done so.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended September 30, 2023 that will be filed following this earnings release, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. A reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, and Adjusted Net Income as non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the U.S., (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for net (loss) income, gross profit, gross margin, or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided from operating activities less purchases of property, equipment and other assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-recurring items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense, net and loss on extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income and expense, equity-based compensation, goodwill impairments, transaction, integration, and restructuring expenses and other non-recurring expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to investors to assess our operating performance because these metrics eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as Gross Profit excluding acquisition-related depreciation and amortization and equity compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small quantity of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as income (loss) from operations plus acquisition related amortization, equity-based compensation, goodwill impairments, transaction, integration, and restructuring expenses and other non-recurring expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest expense, net, recurring income tax benefit, foreign currency (loss) gain, and tax effects of adjustments to arrive at Adjusted Operating Income. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to (loss) income from operations, net (loss) income, gross profit, gross margin, earnings per share or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Danielle Johns
djohns@definitivehc.com

Definitive Healthcare Corp.
Condensed Consolidated Balance Sheets
(amounts in thousands, except number of shares and par value; unaudited)

		(As Restated)
	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$77,460	$146,934
Short-term investments	229,565	184,939
Accounts receivable, net	41,308	58,799
Prepaid expenses and other current assets	14,667	12,686
Current portion of deferred contract costs	12,396	10,387
Total current assets	375,396	413,745
Property and equipment, net	4,628	4,464
Operating lease right-of-use assets, net	9,951	9,681
Other assets	3,414	4,683
Deferred contract costs, net of current portion	16,132	14,596
Intangible assets, net	336,027	350,722
Goodwill	1,073,986	1,324,733
Total assets	$1,819,534	$2,122,624
Liabilities and Equity
Current liabilities:
Accounts payable	5,567	3,948
Accrued expenses and other current liabilities	35,986	26,855
Current portion of deferred revenue	89,713	99,692
Current portion of term loan	13,750	8,594
Current portion of operating lease liabilities	2,126	1,521
Total current liabilities	147,142	140,610
Long term liabilities:
Deferred revenue, net of current portion	68	236
Term loan, net of current portion	245,866	255,765
Operating lease liabilities, net of current portion	9,873	9,969
Tax receivable agreements liability, net of current portion	138,736	155,111
Deferred tax liabilities	65,461	75,737
Other long-term liabilities	8,938	3,251
Total liabilities	616,084	640,679

Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 116,281,962 and 105,138,273 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	116	105
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 39,781,946 and 39,129,867 shares issued and outstanding, respectively, at September 30, 2023, and 50,433,101 and 48,923,952 shares issued and outstanding, respectively at December 31, 2022	—	—
Additional paid-in capital	1,077,332	970,207
Accumulated other comprehensive income	3,051	3,668
Accumulated deficit	(217,217)	(25,062)
Noncontrolling interests	340,168	533,027
Total equity	1,203,450	1,481,945
Total liabilities and equity	$1,819,534	$2,122,624

Definitive Healthcare Corp.
Condensed Consolidated Statements of Operations
(amounts in thousands, except share amounts and per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
		(As Restated)		(As Restated)
	2023	2022	2023	2022
Revenue	$65,325	$57,382	$185,483	$162,054
Cost of revenue:
Cost of revenue exclusive of amortization (1)	8,663	6,569	25,293	18,717
Amortization	3,232	3,155	9,676	14,113
Gross profit	53,430	47,658	150,514	129,224
Operating expenses:
Sales and marketing (1)	22,804	21,184	70,929	66,062
Product development (1)	10,759	9,205	30,872	24,761
General and administrative (1)	14,545	14,349	42,294	35,440
Depreciation and amortization	9,795	10,037	29,073	30,105
Transaction, integration, and restructuring expenses	3,505	2,945	9,666	6,362
Goodwill impairment	287,400	—	287,400	—
Total operating expenses	348,808	57,720	470,234	162,730
Loss from operations	(295,378)	(10,062)	(319,720)	(33,506)
Other expense, net
Interest expense, net	(433)	(2,466)	(1,434)	(6,930)
Other income, net	29,589	5,628	25,161	9,716
Total other income, net	29,156	3,162	23,727	2,786
Net loss before income taxes	(266,222)	(6,900)	(295,993)	(30,720)
Benefit from income taxes	17,534	15	19,728	654
Net loss	(248,688)	(6,885)	(276,265)	(30,066)
Less: Net loss attributable to noncontrolling interests	(77,162)	(3,865)	(84,110)	(12,979)
Net loss attributable to Definitive Healthcare Corp.	$(171,526)	$(3,020)	$(192,155)	$(17,087)
Net loss per share of Class A Common Stock:
Basic and diluted	$(1.50)	$(0.03)	$(1.72)	$(0.17)
Weighted average Class A Common Stock outstanding:
Basic and diluted	114,527,514	102,904,565	111,533,166	99,776,742

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$276	$236	$830	$698
Sales and marketing	2,728	2,260	8,297	11,062
Product development	3,236	2,171	9,566	5,301
General and administrative	5,754	4,466	16,792	7,949
Total equity-based compensation expense	$11,994	$9,133	$35,485	$25,010

Definitive Healthcare Corp.
Condensed Consolidated Statements of Cash Flows
(amounts in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
		(As Restated)		(As Restated)
	2023	2022	2023	2022
Cash flows provided by (used in) operating activities:
Net loss	$(248,688)	$(6,885)	$(276,265)	$(30,066)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	432	469	1,391	1,721
Amortization of intangible assets	12,595	12,723	37,358	42,497
Amortization of deferred contract costs	3,445	2,283	9,475	6,274
Equity-based compensation	11,994	9,133	35,485	25,010
Amortization of debt issuance costs	176	176	527	527
Provision for doubtful accounts receivable	354	763	820	769
Non-cash restructuring charges	(143)	—	155	1,023
Goodwill impairment charge	287,400	—	287,400	—
Tax receivable agreement remeasurement	(29,675)	(5,253)	(24,977)	(8,583)
Deferred income taxes	(17,304)	(42)	(19,728)	(719)
Changes in operating assets and liabilities:
Accounts receivable	5,486	(2,816)	19,370	12,454
Prepaid expenses and other current assets	(2,237)	1,235	(5,808)	2,554
Deferred contract costs	(3,913)	(3,224)	(13,020)	(10,070)
Contingent consideration	—	—	—	(6,400)
Accounts payable, accrued expenses, and other liabilities	1,434	6,825	(1,589)	5,832
Deferred revenue	(11,869)	(4,702)	(14,113)	(3,024)
Net cash provided by operating activities	9,487	10,685	36,481	39,799
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and other assets	(305)	(1,878)	(2,383)	(3,455)
Purchases of short-term investments	(80,814)	(54,309)	(213,613)	(217,266)
Maturities of short-term investments	72,083	52,000	174,830	96,000
Cash paid for acquisitions, net of cash acquired	(45,023)	203	(45,023)	(56,296)
Net cash used in investing activities	(54,059)	(3,984)	(86,189)	(181,017)
Cash flows used in financing activities:
Repayments of term loans	(1,718)	(1,718)	(5,156)	(5,156)
Taxes paid related to net share settlement of equity awards	(782)	(2,745)	(3,397)	(2,745)
Payment of contingent consideration	—	—	—	(1,100)
Payments under tax receivable agreement	—	—	(246)	—
Payments of equity offering issuance costs	—	—	(30)	(1,299)
Member distributions	(7,866)	(1,652)	(10,693)	(6,939)
Net cash used in financing activities	(10,366)	(6,115)	(19,522)	(17,239)
Net (decrease) increase in cash and cash equivalents	(54,938)	586	(69,230)	(158,457)
Effect of exchange rate changes on cash and cash equivalents	13	40	(244)	(213)
Cash and cash equivalents, beginning of period	132,385	228,202	146,934	387,498
Cash and cash equivalents, end of period	$77,460	$228,828	$77,460	$228,828
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$3,681	$2,898	$10,772	$7,248
Income taxes	$—	$—	$136	$—
Acquisitions:
Net assets acquired, net of cash acquired	$52,659	$(203)	$52,659	$97,296
Working capital adjustment receivable	164	—	164	—
Initial cash investment in prior year	—	—	—	(40,000)
Contingent consideration	(7,800)	—	(7,800)	(1,000)
Net cash paid for acquisitions	$45,023	$(203)	$45,023	$56,296
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses	$283	$4,504	$283	$4,504
Supplemental disclosure of non-cash financing activities:
Unpaid equity offering costs included in accrued expenses	$—	$147	$—	$147

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
		(As Restated)		(As Restated)
	2023	2022	2023	2022
Net cash provided from operating activities	$9,487	$10,685	$36,481	$39,799
Purchases of property, equipment, and other assets	(305)	(1,878)	(2,383)	(3,455)
Interest paid in cash	3,681	2,898	10,772	7,248
Transaction, integration, and restructuring expenses paid in cash (a)	3,648	3,249	9,511	5,744
Earnout payment (b)	—	—	—	6,400
Other non-recurring items (c)	1,196	1,178	3,072	4,614
Unlevered Free Cash Flow	$17,707	$16,132	$57,453	$60,350

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions. Restructuring expenses paid in cash relate to our restructuring plans announced in the first and third quarters of 2023 and exit costs related to office relocations.
(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c) Non-recurring items represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
		(As Restated)		(As Restated)
	2023	2022	2023	2022
Net loss	$(248,688)	$(6,885)	$(276,265)	$(30,066)
Add: Income tax benefit	(17,534)	(15)	(19,728)	(654)
Add: Interest expense, net	433	2,466	1,434	6,930
Add: Other income, net	(29,589)	(5,628)	(25,161)	(9,716)
Loss from operations	(295,378)	(10,062)	(319,720)	(33,506)
Add: Amortization of intangible assets acquired through business combinations	11,666	12,478	34,589	41,698
Add: Equity-based compensation	11,994	9,133	35,485	25,010
Add: Transaction, integration, and restructuring expenses	3,505	2,945	9,666	6,362
Add: Goodwill impairment charge	287,400	—	287,400	—
Add: Other non-recurring items	1,196	1,178	3,072	4,614
Adjusted Operating Income	20,383	15,672	50,492	44,178
Less: Interest expense, net	(433)	(2,466)	(1,434)	(6,930)
Less: Recurring income tax benefit	355	15	2,549	533
Less: Foreign currency (loss) gain	(86)	375	184	1,133
Less: Tax impacts of adjustments to net loss	(5,643)	(4,840)	(15,747)	(13,804)
Adjusted Net Income	$14,576	$8,756	$36,044	$25,110
Shares for Adjusted Net Income Per Diluted Share (a)	154,970,793	155,524,190	154,592,703	154,835,056
Adjusted Net Income Per Share	$0.09	$0.06	$0.23	$0.16

(a) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 162,910,958 and 158,940,807 as of September 30, 2023 and 2022, respectively.

Reconciliation of Adjusted Gross Profit and Margin to GAAP Gross Profit and Margin
(in thousands; unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
(in thousands)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$53,430	82%	$47,658	83%	$150,514	81%	$129,224	80%
Amortization of intangible assets acquired through business combinations	2,303	4%	2,910	5%	6,907	4%	13,314	8%
Equity compensation costs	276	—	236	—	830	—	698	—
Adjusted gross profit and margin	$56,009	86%	$50,804	89%	$158,251	85%	$143,236	88%

Reconciliation of Adjusted EBITDA to GAAP Net Loss
(in thousands; unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			(As Restated)				(As Restated)
	2023		2022		2023		2022
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(248,688)	(381)%	$(6,885)	(12)%	$(276,265)	(149)%	$(30,066)	(19)%
Interest expense, net	433	1%	2,466	4%	1,434	1%	6,930	4%
Income tax benefit	(17,534)	(27)%	(15)	(0)%	(19,728)	(11)%	(654)	(0)%
Depreciation & amortization	13,027	20%	13,192	23%	38,749	21%	44,218	27%
EBITDA and margin	(252,762)	(387)%	8,758	15%	(255,810)	(138)%	20,428	13%
Other income, net (a)	(29,589)	(45)%	(5,628)	(10)%	(25,161)	(14)%	(9,716)	(6)%
Equity-based compensation (b)	11,994	18%	9,133	16%	35,485	19%	25,010	15%
Transaction, integration, and restructuring expenses (c )	3,505	5%	2,945	5%	9,666	5%	6,362	4%
Goodwill impairment (d)	287,400	440%	—	0%	287,400	155%	—	0%
Other non-recurring items (e)	1,196	2%	1,178	2%	3,072	2%	4,614	3%
Adjusted EBITDA and margin	$21,744	33%	$16,386	29%	$54,652	29%	$46,698	29%

(a) Primarily represents foreign exchange and TRA liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions. Restructuring expenses relate to our restructuring plans announced in the first and third quarters of 2023 and impairment and restructuring charges related to office relocations.
(d) Goodwill impairment represents a non-cash, pretax, goodwill impairment charge of $287.4 million recorded during the three months ended September 30, 2023. We experienced a decline in our market capitalization as a result of a sustained decrease in our stock price, which represented a triggering event requiring our management to perform a quantitative goodwill impairment test as of September 30, 2023. As a result of the impairment test, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded this impairment charge.
(e) Non-recurring items represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations. These expenses are comprised primarily of professional fees related to financing, capital structure changes, and other non-recurring set-up costs related to public company operations, as well as professional fees incurred in the third quarter of 2023 related to the filing delay and restatement of our previously issued financial statements, filed concurrently with our Quarterly Report on Form 10-Q for the second quarter of 2023. In addition, these expenses include sales tax accrual charges recorded during the three and nine months ended September 30, 2023, of $0.3 million and $0.9 million, respectively and during the three and nine months ended September 30, 2022, of $0.6 million and $1.9 million, respectively, after we became aware of a state sales tax liability for sales taxes that we may have been required to collect from customers in 2023 and in certain previous years, which amounts include assumed maximum penalties and interest.